UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

BRT REALTY TRUST

(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

        Registrant's telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting (as defined), our shareholders adopted the 2012 Incentive Plan, pursuant to which an aggregate of up to 600,000 shares may be issued.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of BRT Realty Trust held on March 20, 2012 (the "Annual Meeting"), all of the proposals presented were approved.  The proposals are described in detail in BRT’s definitive proxy statement dated January 27, 2012.

Proposal 1

At the meeting, the following trustees were elected for a three year term (with the votes as indicated):

	For	Against	Abstain	Broker Non-Vote

Alan H. Ginsburg	9,811,621	35,333	6,611	2,737,931

Jeffrey A. Gould	9,803,638	43,317	6,610	2,737,931

Jonathan H. Simon	9,760,331	33,754	59,481	2,737,930

Proposal 2

At the meeting, the proposal to approve the 2012 Incentive Plan was approved (with the votes as indicated):

For	Against	Abstain	Broker Non-Vote
9,018,256	573,904	261,402	2,737,933

Proposal 3

At the meeting, the proposal to ratify the appointment of BDO USA LLP as BRT’s independent registered public accounting firm for the year ended September 30, 2012 was approved (with the votes as indicated):

For	Against	Abstain
12,518,109	61,431	11,955

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: March 20, 2012	By:	/s/ Simeon Brinberg
Simeon Brinberg
Senior Vice President